                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 14, 1997
                                                          (July 31, 1997)



                         KATZ DIGITAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                        0-27934                 13-3377693
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

       Twenty-One Penn Plaza
         New York, New York                                        10001
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code:(212) 594-4800

                         KATZ DIGITAL TECHNOLOGIES, INC.
                               INDEX TO FORM 8-K/A
                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                 OCTOBER 14, 1997


                               ITEMS IN FORM 8-K/A

                                                                      Page
Facing page


Item 7.                    Financial Statements and Exhibits.          3


Signatures

Exhibit Index

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         On August 13, 1997, Katz Digital Technologies, Inc. (the "Registrant") filed a Current Report on Form 8-K with respect to the July 31, 1997 merger of Advanced Digital Services, Inc. ("ADSI") with and into Katz Digital Acquisition, Inc., a wholly-owned subsidiary of the Registrant ("KDAI"), pursuant to a Plan and Agreement of Merger (the "Merger Agreement") by and among the Registrant, ADSI, the former shareholders of ADSI (the "ADSI Shareholders") and KDAI (the "Merger"). Such Form 8-K was filed without the financial statements and pro forma financial information required by Items 310(c) and (d) of Regulation S-B, as permitted by sections (a) and (b) of Item 7 of Form 8-K. This Current Report on Form 8-K/A provides such requisite financial information.

         (a)      Financial Statements of ADSI.

         Following are the audited financial statements of ADSI for the years ended June 30, 1997 and 1996 and the unaudited financial statements of ADSI for the six months ended June 30, 1997 and 1996.

         (b)      Pro Forma Financial Information

         Following the financial information detailed in Item 7(a) above, is a pro forma unaudited condensed balance sheet as of June 30, 1997, and pro forma unaudited condensed statements of earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997.

                       Advanced Digital Services, Inc.
                             Financial Statements
                            June 30, 1997 and 1996

                        ADVANCED DIGITAL SERVICES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                             JUNE 30, 1997 AND 1996


                                                                      Page

Independent Auditors' Report.....................................      1

Financial Statements

   Balance Sheets................................................      2

   Statements of Earnings and Retained Earnings..................      3

   Statements of Cash Flows......................................      4

   Notes to the Financial Statements.............................     5-8

                         INDEPENDENT AUDITORS' REPORT



To the Stockholders of
Advanced Digital Services, Inc.

        We have audited the accompanying balance sheets of Advanced Digital Services, Inc. as of June 30, 1997 and 1996 and the related statements of earnings and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Digital Services, Inc. as of June 30, 1997 and 1996, and the results of its operations and cash flows for the years then ended in conformity with generally accepted accounting principles.

                                    /s/ Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 22, 1997

                         ADVANCED DIGITAL SERVICES, INC.
                                 BALANCE SHEETS


                                                                                                June 30,
                                                                                     ------------------------------
                                                                                         1997               1996
                                                                                     -----------        -----------
           Assets
Current Assets
     Cash                                                                            $   159,358        $    98,020
     Accounts receivable, net of allowance for doubtful accounts of $200,000
       and $0 for 1997 and 1996, respectively                                            835,825            661,600
     Other current assets                                                                 19,032                 --
                                                                                     -----------        -----------
           Total Current Assets                                                        1,014,215            759,620

Marketable investment securities                                                          57,800             36,686
Equipment, net of accumulated depreciation of $35,327 and
     $13,540 for 1997 and 1996, respectively                                              74,630             54,500
                                                                                     -----------        -----------
           Total Assets                                                                1,146,645            850,806
                                                                                     ===========        ===========

           Liabilities and Stockholders' Equity
Current Liabilities
     Accounts payable and accrued expenses                                               367,629             63,374
     Pension and profit sharing contributions payable                                     97,333             54,648
     Payroll and sales taxes payable                                                      25,534             42,310
     Current maturities of long-term debt                                                 11,904             10,802
     Income taxes payable                                                                 85,273              5,020
     Deferred income taxes payable                                                       214,268            269,437
                                                                                     -----------        -----------
           Total Current Liabilities                                                     801,941            445,591
Long-term debt, excluding current maturities                                              27,023             40,112
                                                                                     -----------        -----------

           Total Liabilities                                                             828,964            485,703
                                                                                     -----------        -----------

Stockholders' Equity
     Common stock, $1 par value, 100 shares authorized, 69.3 shares and 54.6 shares issued, 66 shares and 54.6 shares outstanding at June 30, 1997 and
     1996, respectively                                                                       69                 55
     Additional paid in capital                                                           53,945             53,945
     Treasury stock, 3.3 shares common stock at cost                                     (72,484)                --
     Retained earnings                                                                   335,291            311,923
     Unrealized gain  (loss) on marketable investment securities                             860               (820)
                                                                                     -----------        -----------
           Total Stockholders' Equity                                                    317,681            365,103
                                                                                     -----------        -----------
           Total Liabilities and Stockholders' Equity                                $ 1,146,645        $   850,806
                                                                                     ===========        ===========



See notes to the financial statements.

                         ADVANCED DIGITAL SERVICES, INC.
                  STATEMENTS OF EARNINGS AND RETAINED EARNINGS






                                                              Year Ended June 30,
                                                         ------------------------------
                                                            1997               1996
                                                         -----------        -----------
Net Sales                                                $ 2,451,852        $ 1,753,343

Total Cost of Sales                                        1,004,868            684,184
                                                         -----------        -----------

Gross Profit                                               1,446,984          1,069,159

Total Selling, General and Administrative Expenses           665,104            254,464
                                                         -----------        -----------

Income From Operations Before Officers' Salaries             781,880            814,695

Officers' salaries and related payroll taxes                 676,110            220,820
                                                         -----------        -----------

Income From Operations                                       105,770            593,875
Other Income (Expenses)
  Interest income                                             24,132              8,101
  Rental income                                                1,125              1,250
  Management fee                                                  --            (12,153)
  Interest expense                                            (5,316)            (4,693)
  Failed venture expense                                     (27,075)                --
  Professional Fee - acquisition related                     (45,164)                --
                                                         -----------        -----------

     Total Other Income (Expense)                            (52,298)            (7,495)
                                                         -----------        -----------

Income Before Income Taxes                                    53,472            586,380
Provision for income taxes                                    30,104            274,457
                                                         -----------        -----------

Net Income                                               $    23,368            311,923
Retained Earnings - Beginning of Year                        311,923                 --
                                                         -----------        -----------
Retained Earnings - End of Year                          $   335,291        $   311,923
                                                         ===========        ===========









See notes to the financial statements.

                         ADVANCED DIGITAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS


                                                                                           Year Ended June 30,
                                                                                       --------------------------
                                                                                         1997             1996
                                                                                       ---------        ---------
Cash Flows From Operating Activities
     Net Income                                                                        $  23,368        $ 311,923
     Adjustments to Reconcile Net Income to Net Cash Provided by
     Operating Activities
       Depreciation                                                                       21,787           13,540
       Deferred income taxes                                                             (55,169)         269,437
       Provision for losses on accounts receivable                                       200,000               --
       Bad debt expense                                                                    7,926               --
     Decreases (Increases) in Assets
       Accounts receivable                                                              (382,151)        (661,600)
       Other current assets                                                              (19,032)              --
     Increases (Decreases) in Liabilities
       Accounts payable and accrued expenses                                             304,255           63,368
       Income taxes payable                                                               80,253            5,020
       Payroll and sales taxes payable                                                   (16,776)          42,310
       Pension and profit sharing contribution payable                                    42,685           54,648
                                                                                       ---------        ---------
           Net Cash Provided by Operating Activities                                     207,146           98,646
                                                                                       ---------        ---------

Cash Flows From Investing Activities
     Purchases of equipment                                                              (41,917)         (68,040)
     Purchases of marketable investment securities                                       (19,434)         (37,500)
                                                                                       ---------        ---------
           Net Cash (Used) by Investing Activities                                       (61,351)        (105,540)
                                                                                       ---------        ---------

Cash Flows From Financing Activities
     Proceeds from sale of common stock                                                       14           54,000
     Purchase of treasury stock                                                          (72,484)              --
     Proceeds from borrowings                                                                 --           60,000
     Repayment of borrowings                                                             (11,987)          (9,086)
                                                                                       ---------        ---------
           Net Cash (Used) Provided by Financing Activities                              (84,457)         104,914
                                                                                       ---------        ---------

Net Increase in Cash                                                                      61,338           98,020
Cash at Beginning of Period                                                               98,020               --
                                                                                       ---------        ---------
Cash at End of Period                                                                  $ 159,358        $  98,020
                                                                                       =========        =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
     Interest                                                                          $   5,316        $   4,693
     Income taxes                                                                      $   7,836        $      --

See notes to the financial statements.

                         ADVANCED DIGITAL SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS



SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Nature of Organization
         Advanced Digital Services, Inc. (the Company) is a digital pre-press and printing company located in New York City. The majority of the company's revenues are derived from businesses located within New York City.

     Marketable Investment Securities
         The Company invests in equity securities. These securities are classified at the date of purchase as available-for-sale securities. Available-for-sale securities are reported at fair market value with unrealized gains and losses, net of the related tax effect, reflected as a separate component of stockholders' equity until such gains or losses are realized.

         Realized gains and losses on investment securities are determined using the specific identification method. Dividend and interest income are recognized when earned.

     Depreciation
         The cost of property, plant and equipment is depreciated for financial reporting purposes on a straight-line basis over the estimated useful lives of the assets: 5 years for computer equipment and 7 years for furniture and fixtures. Repairs and maintenance expenditures which do not extend the useful lives of the related assets are expensed as incurred.

         For federal income tax purposes, depreciation is computed under accelerated methods over the asset's class life.

     Income Taxes
         The Company uses the accrual method of accounting for financial statements presentation purposes and files its corporate income tax returns using the cash method.

         Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

     Use of Estimates
         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         ADVANCED DIGITAL SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS



CONCENTRATION OF CREDIT AND BUSINESS RISK

     The Company provides credit in the normal course of business to customers. Ongoing credit evaluations of its customers are performed, and allowances for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends, and other information are maintained.

MARKETABLE INVESTMENT SECURITIES

     Cost and fair market value of the Company's investments in equity securities are as follows:


                                                                                 Gross              Gross             Fair
                                                                               Unrealized        Unrealized          Market
         June 30, 1997                                         Cost              Gains             Losses             Value
                                                          --------------     --------------     -------------      -----------
     Available-for-sale:
       Equity securities                                     $56,940              $860               $  -           $57,800

       June 30, 1996
     Available-for-sale:
       Equity securities                                     $37,506              $   -              $820           $36,686

EQUIPMENT

     Equipment at cost, less accumulated depreciation, consists of the following:



                                           June 30,
                                    -----------------------
                                      1997           1996
                                    --------       --------
Computer equipment                  $105,854       $ 67,387
Furniture and fixtures                 4,103            653
                                    --------       --------
    Subtotal                         109,957         68,040
Less accumulated depreciation         35,327         13,540
                                    --------       --------
    Total                           $ 74,630       $ 54,500
                                    ========       ========

     Depreciation expense charged to operations was $21,787 and $13,540 in 1997 and 1996, respectively.

                         ADVANCED DIGITAL SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS




LONG-TERM DEBT

     Long-term debt is comprised of the following:



                                                                                                     June 30,
                                                                                            ---------------------------
                                                                                             1997                1996
                                                                                            -------             -------
     Installment Notes
       Interest at 9% due in monthly installments of $1,245 including interest
         through June 2000 secured by a personal guarantee from a corporate officer         $38,927             $50,914
       Less current maturities                                                               11,904              10,802
                                                                                            -------             -------
       Long-Term Debt, Net of Current Maturities                                            $27,023             $40,112
                                                                                            =======             =======

     Total maturities of long-term debt are as follows:


       Year Ending June 30,
           1998                                                                             $11,904
           1999                                                                              13,021
           2000                                                                              14,002
                                                                                            -------
                                                                                            $38,927
                                                                                            =======

OPERATING LEASE COMMITMENTS

     The Company leases certain office space and equipment under operating leases. Lease expense charged to operations was $143,403 and $93,586 in 1997 and 1996 respectively.

     The following is a schedule of future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of June 30, 1997.


       Year Ending June 30,
           1998                                         $119,758
           1999                                           70,870
           2000                                           47,245
                                                        --------
           Total minimum payments required              $237,873
                                                        ========

     The lease for office space also contain provisions for contingent rental payments based upon increases in the Consumer Price Index.

                         ADVANCED DIGITAL SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS




INCOME TAXES

     The income tax provision (benefit) is comprised of the following:


     Year Ended June 30, 1997         Federal          State            City            Total
                                    ---------        ---------        ---------        ---------
       Current                      $  43,230        $  19,584        $  22,459        $  85,273
       Deferred                       (37,730)         (13,458)          (3,981)         (63,860)
                                    ---------        ---------        ---------        ---------
                                    $   5,500        $   6,126        $  18,478        $  30,104
                                    =========        =========        =========        =========

     Year Ended June 30, 1996
       Current                      $      --        $      --        $   5,020        $   5,020
       Deferred                       163,057           59,098           47,282          269,437
                                    ---------        ---------        ---------        ---------
                                    $ 163,057        $  59,098        $  52,302        $ 274,457
                                    =========        =========        =========        =========

     Deferred taxes are recognized for temporary differences between the basis of assets and liabilities for financial statement and income tax purposes.

     The Company's provision for income taxes differs from applying the statutory U.S. federal income tax rate to income before income taxes. The primary differences result from providing for state and city income taxes and from deducting certain expenses for financial statement purposes but not for federal income tax purposes.

MONEY PURCHASE PENSION AND PROFIT SHARING PLANS

     The Company has a qualified money purchase pension and a profit sharing plan covering substantially all full time employees. Contributions to the money purchase pension plan are at a predetermined rate whereas contributions to the profit sharing plan are discretionary and determined annually by management. Contributions to the plans equaled the amount charged to expense, which was $97,333 and $54,648 in 1997 and 1996, respectively.

RELATED PARTY TRANSACTIONS

     The Company leases certain furniture and computer equipment from a corporation owned by one of its shareholders. Lease expense to the entity was $28,620 in both 1997 and 1996.

     The Company's long-term debt of $38,927 (1997) and $50,914 (1996) is with a corporation owned by one of its shareholders.

     The Company assumed all lease agreements of two corporations that are owned by one of its shareholders.

SUBSEQUENT EVENTS

     On July 31, 1997 all of the Company's stock was purchased by Katz Digital Technologies, Inc. In addition, as part of the sale, the balance due on the long-term debt was paid in full by the Company.

                         ADVANCED DIGITAL SERVICES, INC.

                              FINANCIAL STATEMENTS

                   SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                         ADVANCED DIGITAL SERVICES, INC.
                        INDEX TO THE FINANCIAL STATEMENTS

                   SIX MONTHS ENDED JUNE 30, 1997 AND 1996

                                                                            Page
Financial Statements

     Statements of Operations..........................................      1

     Statements of Cash Flows .........................................      2

     Notes to the Financial Statements ................................      3

                         ADVANCED DIGITAL SERVICES, INC.
                             STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                                                                Six Months Ended June 30,
                                                             --------------------------------
                                                               1997                   1996
                                                             ---------             ----------
                                                              Amount                 Amount
                                                             ---------             ----------
Net Sales                                                   $1,274,410             $1,010,804

Total Cost of Sales                                            531,672                451,607
                                                            ----------             ----------

Gross Profit                                                   742,738                559,197

Total Selling, General & Administrative Expenses               507,677                172,810
                                                            ----------             ----------

Income From Operations Before Officers' Salaries               235,061                386,145
                                                            ----------             ----------

Officers' salaries and related payroll taxes                   582,937                207,902
                                                            ----------             ----------

(Loss) Income From Operations                                 (347,876)               178,485
Other Income (Expenses)
     Interest income                                            13,099                  6,885
     Rental income                                                 250                  1,250
     Management fee                                           (175,000)                (1,015)
     Interest expense                                                -                (1,260)
     Miscellaneous                                              (2,296)                (2,816)
     Professional Fees - acquisition related                   (45,164)                     -
                                                            ----------             ----------

       Total Other (Expense) Income                           (209,111)                 3,044
                                                            ----------             ----------

(Loss) Income Before Income Taxes                             (556,987)               181,529
Income Tax (Benefit) Provision                                (223,300)                61,720
                                                            ----------             ----------

Net (Loss) Income                                           $ (333,687)            $  119,809
                                                            ==========             ==========

                         ADVANCED DIGITAL SERVICES, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                         Six Months Ended June 30,
                                                                      ------------------------------
                                                                         1997               1996
                                                                      ----------          -----------
Cash Flows From Operating Activities
     Net (Loss) Income                                                $ (333,687)         $  119,809
     Adjustments to Reconcile Net (Loss) Income to Net Cash
     (Used) by Operating Activities
       Depreciation                                                         7,115              9,210
       Deferred income taxes                                             (49,100)             58,264
       Provision for losses on accounts receivable                        200,000                  -
       Bad debt expense                                                     7,926                  -
     Decreases (Increases) in Assets

       Accounts receivable                                              (483,127)          (313,911)
       Other current assets                                              (19,032)                  -
       Accounts receivable from affiliates                                175,000                  -
     Increases (Decreases) in Liabilities

       Accounts payable and accrued expenses                              319,380             24,170
       Income taxes payable                                             (166,663)              5,020
       Payroll and sales taxes payable                                     14,932             20,530
       Pension and profit sharing contribution payable                     92,685             54,648
                                                                      -----------         ----------
           Net Cash (Used) by Operating Activities                      (234,571)           (22,260)
                                                                      -----------         ----------

Cash Flows From Investing Activities

     Purchases of equipment                                               (3,730)           (38,571)
     Purchases of marketable investment securities                       (12,499)           (37,506)
                                                                      -----------         ----------
           Net Cash (Used) by Investing Activities                       (16,229)           (76,077)
                                                                      -----------         ----------

Cash Flows From Financing Activities

     Proceeds from sale of common stock                                        14             24,000
     Purchase of treasury stock                                          (72,484)                  -
     Repayment of borrowings                                              (6,707)            (5,356)
                                                                      -----------         ----------
           Net Cash (Used) Provided by Financing Activities              (79,177)             18,644
                                                                      -----------         ----------

Net Decrease in Cash                                                    (329,977)           (79,693)
Cash at Beginning of Period                                               489,335            177,713
                                                                      -----------         ----------
Cash at End of Period                                                 $   159,358         $   98,020
                                                                      ===========         ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the year for:
     Interest                                                    $              -         $    1,260

                         ADVANCED DIGITAL SERVICES, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                             JUNE 30, 1997 AND 1996

UNAUDITED FINANCIAL STATEMENTS

The financial statements for the six months ended June 30, 1997 and 1996 are unaudited. In the opinion of the Company, the unaudited financial statements for the six months ended June 30, 1997 and 1996, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the results of operations for such periods. Results of operations for the six months ended June 30, 1997 are not necessarily indicative of results to be expected for the full year.

                         Katz Digital Technologies, Inc.

               PRO FORMA UNAUDITED CONDENSED FINANCIAL STATEMENTS




The following pro forma unaudited condensed balance sheet has been prepared by taking the June 30, 1997 balance sheets of Katz Digital Technologies, Inc. (the "Company") and Advanced Digital Services, Inc. ("ADSI") and giving effect to the acquisition of ADSI by the Company as if it occurred as of June 30, 1997. The pro forma condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place at June 30, 1997.

The following pro forma unaudited condensed statement of earnings for the year ended December 31, 1996 reflects a provision for income taxes based upon pro forma pretax earnings as if the Company had been subject to Federal and additional state and local income taxes which it was not subject to because of its income tax status as an S Corporation and the unaudited condensed statements of earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997 give effect to the Company's acquisition of ADSI as if it occurred as of the beginning of the respective periods. The revenues and results of operations included in the following pro forma unaudited condensed statements of operations are not considered necessarily to be indicative of anticipated results of operations for periods subsequent to the transaction, nor are they considered necessarily to be indicative of the results of operations for the periods specified had the transaction actually been completed at the beginning of each respective period.

These financial statements should be read in conjunction with the notes to the pro forma unaudited condensed financial statements which follow, the financial statements of the Company, and related notes thereto (as previously filed), and the financial statements of ADSI and related notes thereto, included herewith.

                         Katz Digital Technologies, Inc.

                        UNAUDITED CONDENSED BALANCE SHEET

                               As of June 30, 1997
                                   (unaudited)





                                                                          Advanced
                                                                           Digital           Pro forma
                                                                          Services,         adjustments
                                                        Katz                Inc.             increase                Pro
                    ASSETS                           historical          historical         (decrease)              forma
                                                    ------------         -----------        ---------           ------------

CURRENT ASSETS
   Cash and cash equivalents                        $  2,684,142         $   159,358        $(500,000) (a)      $  2,343,500
   Accounts receivable, net                            3,939,469             835,825                               4,775,294
   Work-in-process inventory                              90,449                                                      90,449
   Prepaid expenses and other current
     assets                                              139,304              19,032                                 158,336
                                                    ------------         -----------        ---------           ------------

       Total current assets                            6,853,364           1,014,215         (500,000)             7,367,579

PROPERTY AND EQUIPMENT -
   NET                                                 4,042,231              74,630                               4,116,861

GOODWILL - NET                                         1,808,346                              367,992  (b)         2,176,338

OTHER ASSETS                                              72,585              57,800           14,327  (b)           144,712
                                                   -------------         -----------        ---------           ------------

                                                   $  12,776,526         $ 1,146,645        $(117,681)          $ 13,805,490
                                                   =============         ===========        =========           ============

                         Katz Digital Technologies, Inc.

                        UNAUDITED CONDENSED BALANCE SHEET

                               As of June 30, 1997
                                   (unaudited)



                                                              Advanced
                                                               Digital            Pro forma
                                                              Services,          adjustments
                LIABILITIES AND              Katz                Inc.             increase                  Pro
             STOCKHOLDERS' EQUITY          historical         historical         (decrease)                forma
                                          ------------       ------------        ------------           ------------
CURRENT LIABILITIES
   Accounts payable and accrued
     expenses                             $  1,302,345       $    490,496        $    200,000(a)        $  1,992,841
   Current portion of notes payable            166,665             11,904                                    178,569
   Current portion of obligations
     under capital lease                       747,028                                                       747,028
   Income taxes payable                         18,450             85,273                                    103,723
   Deferred taxes payable                      114,000            214,268                                    328,268
                                          ------------       ------------        ------------           ------------

       Total current liabilities             2,348,488            801,941             200,000              3,350,429

DEFERRED TAXES PAYABLE                         151,000                                                       151,000

OTHER DEFERRED LIABILITIES                     543,203                                                       543,203

NOTES PAYABLE                                  333,335             27,023                                    360,358

OBLIGATIONS UNDER CAPITAL
    LEASES, NET OF CURRENT
    PORTION                                  1,669,291                                                     1,669,291
                                          ------------       ------------        ------------           ------------

                                             5,045,317            828,964             200,000              6,074,281

STOCKHOLDERS' EQUITY
   Preferred stock
   Common stock                                  4,504                 69                 (69)(c)              4,504
   Additional paid-in capital                7,096,423             53,945             (53,945)(c)          7,096,423
   Retained earnings - net                     630,282            335,291            (335,291)(c)            630,282
   Treasury stock                                                 (72,484)             72,484 (c)
   Unrealized gain on marketable
     securities                                                       860                (860)(c)
                                          ------------       ------------        ------------           ------------

                                             7,731,209            317,681            (317,681)             7,731,209
                                          ------------       ------------        ------------           ------------

                                          $ 12,776,526       $  1,146,645        $   (117,681)          $ 13,805,490
                                          ============       ============        ============           ============

                         Katz Digital Technologies, Inc.

                    UNAUDITED CONDENSED STATEMENT OF EARNINGS

                     For the six months ended June 30, 1997
                                   (unaudited)





                                                                   Advanced
                                                                   Digital           Pro forma
                                                                   Services,         adjustments
                                                 Katz                Inc.             increase            Pro
                                               historical          historical         (decrease)         forma
                                              ------------        ------------        ---------       ------------
Net sales                                     $  9,150,729        $  1,274,410                        $ 10,425,139
Cost of goods sold                               4,060,543             531,672                           4,592,215
                                              ------------        ------------                        ------------

       Gross profit                              5,090,186             742,738                           5,832,924

Operating expenses
   Selling, general and administrative           4,215,067           1,090,614     $   (284,202)(a)
                                                                                          9,200(b)       5,030,679
                                              ------------        ------------        ---------       ------------

       Operating income (loss)                     875,119            (347,876)         275,002            802,245
                                              ------------        ------------        ---------       ------------

Interest (expense) income, net                     (49,386)             13,099            7,500(c)         (43,787)
Management fee expense                                                (175,000)                           (175,000)
Other (expenses), net                                                  (47,210)                            (47,210)
                                              ------------        ------------        ---------       ------------

       Earnings (loss) before provision
         for income taxes                          825,733            (556,987)         267,502            536,238

Provision for income taxes (benefit)               406,719            (223,300)         136,414            319,833
                                              ------------        ------------        ---------       ------------

       NET (LOSS) EARNINGS                    $    419,014        $   (333,687)       $ 131,088       $    216,415
                                              ============        ============        =========       ============


Net earnings per share                        $        .09                                            $        .05
                                              ============                                            ============


Weighted average shares outstanding              4,503,745                                               4,805,563
                                              ============                                            ============

                         Katz Digital Technologies, Inc.

                    UNAUDITED CONDENSED STATEMENT OF EARNINGS

                      For the year ended December 31, 1996
                                   (unaudited)





                                                                          Advanced
                                                                           Digital           Pro forma
                                                                          Services,         adjustments              Pro
                                                        Katz                Inc.             increase               forma
                                                     historical          historical         (decrease)             results
                                                   -------------         -----------        ---------          -------------
Net sales                                            $15,565,919          $2,188,246                             $17,754,165
Cost of goods sold                                     7,997,418             924,803                               8,922,221
                                                   -------------         -----------                           -------------

       Gross profit                                    7,568,501           1,263,443                               8,831,944

Operating expenses
   Selling, general and administrative                 6,425,896             631,312        $ 282,250  (a)
                                                                                               18,400  (b)         7,357,858
                                                   -------------         -----------        ---------          -------------

       Operating income                                1,142,605             632,131         (300,650)             1,474,086
                                                   -------------         -----------        ---------          -------------

Interest (expense) income, net                           (67,421)             13,638          (15,000) (c)           (68,783)
Curtailment loss                                        (332,179)                                                   (332,179)
Management fee income                                                        173,985                                 173,985
Other (expenses), net                                                        (27,766)                                (27,766)
                                                   -------------         -----------        ---------          -------------

       Earnings before provision for
         income taxes                                    743,005             791,988         (315,650)             1,219,343

Provision (benefit) for income taxes                     940,181             315,124         (167,926) (d)         1,087,379
                                                   -------------         -----------        ---------          -------------

       NET (LOSS) EARNINGS                         $    (197,176)        $   476,864        $(147,724)         $     131,964
                                                   =============         ===========        =========          =============

Pro forma data
   Historical income before provision
     for income taxes                              $     743,005         $   791,988        $(315,650)          $  1,219,343
   Provision for income taxes                            396,442             315,124         (167,926)               543,640
                                                   -------------         -----------        ---------          -------------

       Net earnings                                $     346,563         $   476,864        $(147,724)         $     675,703
                                                   =============         ===========        =========          =============

Net earnings per share                                     $.08                                                        $.15
                                                            ===                                                         ===

Weighted average shares outstanding                   4,116,395                                                   4,418,213
                                                   ============                                                ============

                         Katz Digital Technologies, Inc.

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                              FINANCIAL STATEMENTS



The accompanying pro forma unaudited condensed balance sheet and statements of earnings present the financial position and results of operations of Katz Digital Technologies, Inc. (the "Company") giving effect to the acquisition on July 31, 1997 of Advanced Digital Services, Inc. ("ADSI") through a merger into Katz Digital Acquisition, Inc., a wholly-owned subsidiary of the Company.

As aggregate consideration for the Merger, the ADSI shareholders received $1,585,673, comprised of cash in the amount of $500,000, 301,818 shares of the Company's common stock (valued at $835,673) (the "Merger Shares"), and promissory notes in the aggregate principal amount of $250,000, with interest payable thereon at an annual rate of 7% and becoming due and payable July 1, 2002 (the "Notes"). The Merger consideration is subject to adjustment based on the collectibility of certain accounts receivable of ADSI and variations from certain amounts of ADSI's net worth on July 31, 1997, or the revenues generated by the Survivor Corporation during the first twelve-month period following the Merger being less than the minimum provided for in the merger agreement. The Notes and the certificates representing the Merger Shares will be held in escrow pending the final determination of the Merger consideration. The number of the Merger Shares (which are subject to adjustment as described above) was determined by dividing $835,673 by the average closing price of the Company's common stock for twenty (20) consecutive trading days on the NASDAQ National Market ending three (3) business days prior to the date of the consummation of the Merger. The portion of the purchase price which is subject to adjustment based on the minimum revenues generated by the Survivor Corporation during the first twelve-month period following the Merger ($1,100,000) has been accounted for as contingent purchase price for financial accounting purposes.

Concurrently with the Merger, each of the ADSI shareholders, who were also the former principal officers of ADSI, entered into employment agreements with the Survivor Corporation to become Vice Presidents for five-year terms, as well as agreements imposing certain noncompetition and confidentiality restrictions.

The pro forma financial statements reflect the $485,673 portion of the purchase price which is not contingent on the attainment of a minimum level of sales and the $1,100,000 contingent purchase price has not been given effect in the pro forma unaudited condensed financial statements and will be recorded when the contingency is resolved. Additionally, the pro forma statements of operations reflect a provision for income taxes not provided for in the December 31, 1996 historical financial statements because of the Company's status as an S Corporation.

                         Katz Digital Technologies, Inc.

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)



Had the contingent amounts been recorded, notes payable and stockholders' equity would have increased by $250,000 and $835,673, respectively, other assets reduced by $14,327 and goodwill increased by $1,100,000. In addition, pro forma earnings before income taxes and pro forma net earnings after pro forma income taxes would have decreased by $72,500 and $63,750, respectively, for the year ended December 31, 1996 and $36,250 and $31,875, respectively, for the six months ended June 30, 1997, respectively. In addition, pro forma earnings per share would have decreased by $.01 and $.01 for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

The adjustments below were prepared based on data currently available and in some cases are based on estimates or approximations. It is possible that the actual amounts to be recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited condensed financial statements. It is therefore possible that the entries presented below will not be the amounts actually recorded at the closing date.

Balance sheet at June 30, 1997:

    (a) To record the acquisition of Advanced Digital Services, Inc. for a fixed purchase price of $485,673, plus acquisition-related expenses, determined as follows:

           Purchase price, less contingent consideration          $485,673
           Acquisition and related fees (accounts payable)         200,000
                                                                  --------
                                                                  $685,673
                                                                  ========
           Cash deposit in excess of minimum purchase price       $ 14,327
                                                                  ========

           Cash paid on closing                                   $500,000
           Accrued expenses                                        200,000
                                                                  --------
                                                                  $700,000
                                                                  ========

    (b) To allocate purchase price to assets acquired and excess purchase price to goodwill.

    (c) To eliminate equity, additional paid-in capital and retained earnings of ADSI.

                         Katz Digital Technologies, Inc.

                     NOTES TO PRO FORMA UNAUDITED CONDENSED
                        FINANCIAL STATEMENTS (CONTINUED)



Statements of earnings for the year ended December 31, 1996 and for the six months ended June 30, 1997.

    (a) To record new employment arrangements and amortization of restrictive covenants over a ten-year life.

    (b) To amortize goodwill based upon a twenty-year life.

    (c) To eliminate interest income received on $500,000 at an annual rate of 3 %.

    (d) To record the tax effect of tax deductible pro forma adjustments, which excludes goodwill amortization.

         (c)  Exhibits.


EXHIBIT
NUMBER   DESCRIPTION

2.1* Plan and Agreement of Merger by and among the Registrant, Advanced Digital Services, Inc., the former shareholders of Advanced Digital Services, Inc. and Katz Digital Acquisition, Inc., a wholly owned subsidiary of the Registrant, with schedules thereto.

2.2* Employment Agreement dated July 31, 1997 by and between Advanced Digital Services, Inc. and David Katz.

2.3* Employment Agreement dated July 31, 1997 by and between Advanced Digital Services, Inc. and Gary Ritkes.

2.4* Non-Competition Agreement dated July 31, 1997 by and between the Registrant and David Katz.

2.5* Non-Competition Agreement dated July 31, 1997 by and between the Registrant and Gary Ritkes.

------------------

* Filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on July 31, 1997, and incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 14, 1997



                                   KATZ DIGITAL TECHNOLOGIES, INC.



                                   By:/s/ Donald L. Flamm
                                      ----------------------
                                      Donald L. Flamm
                                      Vice President and Chief Financial Officer

EXHIBIT
NUMBER   DESCRIPTION

2.1* Plan and Agreement of Merger by and among the Registrant, Advanced Digital Services, Inc., the former shareholders of Advanced Digital Services, Inc. and Katz Digital Acquisition, Inc., a wholly owned subsidiary of the Registrant, with schedules thereto.

2.2* Employment Agreement dated July 31, 1997 by and between Advanced Digital Services, Inc. and David Katz.

2.3* Employment Agreement dated July 31, 1997 by and between Advanced Digital Services, Inc. and Gary Ritkes.

2.4* Non-Competition Agreement dated July 31, 1997 by and between the Registrant and David Katz.

2.5* Non-Competition Agreement dated July 31, 1997 by and between the Registrant and Gary Ritkes.

------------------

* Filed as an exhibit to the Registrant's Current Report on Form 8-K, filed with the Commission on July 31, 1997, and incorporated herein by reference.